LOAN RESTRUCTURING AGREEMENT

     THIS AGREEMENT is made and entered into as of December 31, 1996 by and among SUNSHINE KEY ASSOCIATES LIMITED PARTNERSHIP, a Florida limited partnership (the "Borrower"), OHIO KEY I, INC., a Florida corporation, and OHIO KEY II, INC., a Florida corporation (collectively, the "Obligor") and WAMCO XXII, LTD., a Texas limited partnership (the "Lender").

                                R E C I T A L S:

     A. Borrower is indebted to Lender as evidenced by that certain Term Note, dated February 25, 1988, in the original principal amount of $6,000,000, payable to NCNB National Bank of Florida, corporate predecessor to NationsBank, N.A. (South) (the "Original Lender") and is further indebted to Lender as evidenced by that certain Term Note, dated December 20, 1988, in the original principal amount of $1,100,000, payable to the Original Lender.

     B. The notes described above were consolidated and renewed by that certain Consolidated Note, dated December 20, 1988, in the original principal amount of $7,100,000, payable to the Original Lender, which Note was further renewed by that certain Amended and Restated Note, dated as of November 1, 1991, in the original principal amount of $6,992,110.40 (the "Amended Note").

     C. Borrower is further indebted to Lender as evidenced by that certain Renewal Promissory Note, dated November 1, 1991, in the original principal amount of $118,654.57, payable to the Original Lender (the "Additional Note") (the Amended Note and the Additional Note are collectively referred to herein as the "Existing Notes").

     D. The Existing Notes are secured by, among other things, that certain Mortgage and Security Agreement, dated February 25, 1988, from the Borrower to the Original Lender recorded on March 1, 1988, in Official Records Book 1043, at Page 0500 of the Public Records of Monroe County, Florida (the "Original Mortgage"), as amended and modified by: (i) that certain Amendment No. 1 to Mortgage and Security Agreement, dated December 20, 1988, between the Borrower and the Original Lender, recorded on December 27, 1988 in Official Records Book 1076, at Page 1943 of the Public Records of Monroe County, Florida, (ii) that certain Modification of Mortgage and Notice of Receipt of Future Advance, dated November 1, 1991, between the Borrower and the Original Lender recorded on January 13, 1992 in Official Records Book 1196, at Page 2044 of the Public Records of Monroe County, Florida, (iii) that certain Modification of Mortgage and Notice of Receipt of Future Advance, dated December 1, 1992, between the Borrower and the Original Lender recorded on February 8, 1993 in Official Records Book 1244, at Page 0915 of the Public Records of Monroe County, Florida, and (iv) that certain Modification of Mortgage, dated February 1, 1993, between the Borrower and the Original Lender recorded on May 12, 1993 in Official Records Book 1256, at Page 1834

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of the Public Records of Monroe County, Florida (the Original Mortgage, as
modified by the foregoing agreements is hereinafter referred to as the "Mortgage").

     E. The Existing Notes are further secured by that certain Security Agreement, dated February 25, 1988 (the "Security Agreement"), executed by Borrower covering certain personal property more particularly described therein.

     F. The Existing Notes are further secured by that certain WCC-1 Financing Statement filed with the Florida Secretary of State on March 1, 1988, File No. 1880033009, as amended by WCC-3 Statement of Change filed with the Florida Secretary of State on January 1, 1993, File No. 930000010500 (collectively, the "UCC").

     G. The Existing Notes are governed by that certain Loan Agreement, dated November 25, 1988, between Borrower and Lender, as amended (as amended, the "Loan Agreement").

     H. The Existing Notes, the Mortgage, the Security Agreement, the UCC, the Loan Agreement and all other written documents executed in connection therewith, together with any written renewals, modifications, and/or extensions thereof are collectively referred to as the "Existing Documents".

     I. As a result of Borrower's failure to pay principal and interest on the Notes when due, the Original Lender instituted legal proceedings to foreclose the Mortgage and to collect the Notes in the Circuit Court of the Sixteenth Judicial Circuit in and for Monroe County, Florida (the "State Court") pursuant to Case No. 95-20205 CA 09 (the "Lawsuit").

     J. Borrower subsequently filed for bankruptcy protection in the United States Bankruptcy Court for the Southern District of Florida pursuant to Case No. 96-10174-BKC-RAM, styled In Re Sunshine Key Associates Limited Partnership.

     K. The Bankruptcy Court granted the Original Lender complete relief from the automatic stay and the State Court granted a Final Summary Judgment of Foreclosure in favor of the Lender, as successor by assignment to the Original Lender, in the amount of $8,587,479.34 as of May 2, 1996, plus interest at the rate set forth in the Final Judgment, and court costs and attorneys fees (the "Final Judgment").

     L. By operation of law, the Existing Documents have merged into the Final Judgment.

     M. As an accommodation to Borrower, Lender entered into a Stipulation for Settlement in the bankruptcy action, dated August 6, 1996, between Borrower and Lender (the "Stipulation") pursuant to which Lender agreed to temporarily forbear from prosecuting the Lawsuit and to reduce the amount of its secured claim to $5,700,000,

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subject to the Borrower's performance of its obligations under the Stipulation.

     N. Under the terms of the Stipulation, Borrower and Lender have agreed to restructure the indebtedness evidenced by the Final Judgment upon Lender's receipt of the cash payments required by the Stipulation and Borrower's further compliance with the other terms and conditions of the Stipulation.

     O. The Borrower has filed its Modified Third Amended Plan of Reorganization with the Bankruptcy Court incorporating the restructuring of the indebtedness contemplated by the Stipulation and the Plan was confirmed by court order dated October 29, 1996 (the "Confirmation Order").

     P. The parties desire to execute this Loan Restructuring Agreement (the "Agreement") to redocument the indebtedness evidenced by the Final Judgment to reflect the terms of the Stipulation, the Plan and the Confirmation Order.

                                A G R E E M E N T

     FOR AND IN CONSIDERATION of the mutual covenants herein, ten dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Obligor and Lender agree as follows:

     1. Recitals. The foregoing recitals are confirmed by the parties as true and correct and are incorporated herein by reference. The recitals are a substantive, contractual part of this Agreement.

     2. Reduction of Indebtedness. Borrower, Obligor and Lender agree that upon the parties execution of this Agreement and the fulfillment by Borrower and Obligor of the conditions precedent to the effectiveness of this Agreement set forth in Section 8 hereof, the indebtedness evidenced by the Final Judgment shall be reduced to $4,700,000 (the "Restructured Loan").

     3. Redocumentation of Indebtedness. Restructured Loan shall henceforth be evidenced by the Restated Promissory Note, dated as of December 31, 1996, in the principal amount of $4,700,000 in the form attached hereto as Exhibit "A" (the "Restated Note") and shall henceforth be governed and secured by this Agreement and the other documents listed in Section 8 below (the Restated Note, this Agreement and the other documents listed in Section 8 below are collectively referred to herein as the "Loan Documents"). The Loan Documents shall replace and supersede the Existing Documents, which have merged into the Final Judgment by operation of law. The Loan Documents are not given in payment or satisfaction of the Existing Documents or the Final Judgment, but rather are the substitution of one evidence of debt for another without any intent to extinguish the old.

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     4. Obligor's Assumption of Loan Documents. By execution of this Agreement,
Obligor hereby agrees to assume all of Borrower's obligations under the Existing Documents, as restructured pursuant to the Loan Documents, including, without limitation, the obligation to pay principal and interest on the Restated Note.

     5. Restructured Loan Repayment Terms. The Restructured Loan, as evidenced by the Restated Note, shall be repayable as follows:

          (a) During the period commencing on the effective date of Borrower's Third Amended Plan of Reorganization (the "Effective Date") and ending on August 30, 1997, the Restated Note will not bear interest, except in the case of a default, in which case interest will accrue at the default rate specified in the Restated Note. In lieu of interest, the Obligor will make monthly payments of $5,000 each commencing on last day of the month of the Effective Date through and including August 30, 1997, to compensate Lender for its agreement to waive interest on the Restated Note during this period. Such payments will not reduce the principal balance of the Restated Note.

          (b) Commencing on August 30, 1997, the Restated Note will bear interest at 9% per annum. On September 30, 1997 and on the same day of each month thereafter, through and including September 30, 1999, the Obligor will make equal payments of principal and interest on the Restated Note in the amount of $39,442.43 each. The Restated Note will mature on October 30, 1999 (the "Maturity Date"), at which time the outstanding principal balance and all accrued interest will be due and payable in full.

          (c) If the Restated Note is repaid in full before November 30, 1997, the Obligor will receive an early payment discount equal to 8% of the outstanding principal balance of the Restated Note on the date of repayment. In order to receive the discount, the Obligor must repay all outstanding accrued interest under the Restated Note and any other sums owed to Lender on the date of early payment.

          (d) If the Restated Note is repaid in full after November 30, 1997, and before November 30, 1998, the Obligor will receive an early payment discount equal to 5% of the outstanding principal balance of the Restated Note on the date of repayment. In order to receive the discount, the Obligor must repay all outstanding accrued interest and any other sums owed to Lender on the date of early payment.

          (e) No early payment discount will be available after November 30, 1998.

     6. Option to Extend Maturity Date. The Obligor shall have a one-time option, exercisable on or after July 30 1999, to extend the maturity of the Restated Note until October 30, 2002 (the "Extended Maturity Date"), upon compliance with the following conditions:

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



          (a) On or before the Maturity Date, the Obligor shall pay Lender an extension fee equal to 1% of the outstanding principal balance of the Restated Note and reduce the principal balance of the Restated Note by $500,000. The $500,000 reduction is in addition to all regularly scheduled principal payments due on the Restated Note through the Maturity Date.

          (b) The Obligor shall provide Lender with written notice of its election to exercise the extension option no later than sixty (60) days prior to the Maturity Date.

          (c) The Obligor shall not be in default under the terms of the Restated Note or any of the other Loan Documents.

     7. Terms Applicable Extended Loan. If the Obligor elects to exercise the extension option and meets all conditions set forth in Section 5 hereof, the following terms shall apply during the extended term of the Restated Note:

          (a) The Obligor shall execute a renewal of the Restated Note (the "Extended Note") which will bear interest commencing on the Maturity Date at a per annum rate equal to the greater of 9.75% or 1% over the Wall Street Journal Prime Rate of interest in effect on the date of exercise of the option, whichever is higher (the "Applicable Rate").

          (b) On November 30, 1999, through and including September 30, 2002, the Debtor will make equal amortizing monthly payments of principal and interest on the Extended Note determined by reference to standard amortization tables using an interest rate equal to the Applicable Rate, the outstanding principal balance of the Restated Note on the Maturity Date and an amortization period of 20 years. The Renewal Note will mature on the September 30, 2002, at which time the outstanding principal balance plus accrued interest will be due and payable in full.

     8. Conditions Precedent to Restructured Loan. The Lender's agreement to restructure the indebtedness evidenced by the Final Judgment as set forth in this Agreement is subject to the following conditions precedent, each of which must be fulfilled on or before the Effective Date:

          (a) The Lender shall have received the $1,000,000 in cash payments required to be paid by the Borrower to the Lender during the Forbearance Period (as defined in the Stipulation) under the terms of the Stipulation.

          (b) The Borrower and the Obligor must have settled the litigation with Monroe County relating to the Borrower's violation of municipal ordinances governing the size of recreational vehicles renting spaces on the mortgaged property and all notices of violations and other liens filed by the County against the mortgaged property must be fully discharged and released, or the Borrower must be proceeding to resolve the dispute to the satisfaction of Lender.

          (c) The Obligor shall deliver to Lender a commitment to endorse the existing title insurance policy insuring the Mortgage whereby the title insurance company will agree to insure the first lien priority of the Restated Mortgage and Assumption Agreement attached hereto as Exhibit "B" (the "Restated Mortgage"). The

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



     commitment to endorse shall not contain or add any additional exceptions to the title policy insuring the existing Mortgage and must update the effective date of the policy through the date of recording the Restated Mortgage. The Borrower and the Obligor shall affirmatively state and show that they are in compliance with the county rules and ordinances and that they have paid or are relieved of such fines or liens.

          (d) All real property taxes on the mortgaged property must be paid in full.

          (e) The Obligor shall provide evidence of extended hazard, including windstorm, insurance and flood insurance on the mortgaged property in an amount at least equal to the replacement cost of the mortgaged property.

          (f) The Obligor shall submit a quarterly budget for the immediately succeeding fiscal quarter setting forth in detail capital expenditures to be made to upgrade all facilities and infrastructure on the mortgaged property. The budget must be mutually acceptable to Lender and the Obligor.

          (g) The Borrower, the Obligor and C. John Knorr, as applicable, shall have delivered the following documentation to the Lender, which shall be in form and substance satisfactory to the Lender:

               (i) the Restated Note in the form attached hereto as Exhibit "A" executed by the Obligor.

               (ii) the Restated Mortgage in the form attached hereto as Exhibit "B" executed by the Borrower and the Obligor.

               (iii) a Security Agreement in the form attached hereto as Exhibit "C" executed by the Obligor.

               (iv) WCC-1 Financing Statements to be filed with the Clerk of the Circuit Court of Monroe County and the Secretary of State of Florida in the form attached hereto as Exhibits "D-1" and "D-2" executed by the Obligor.

               (v) a General Release in the form attached hereto as Exhibit "E" executed by the Borrower, the Obligor and C. John Knorr.

               (vi) a Subordination Agreement in the form attached hereto as Exhibit "F" executed by the United States Small Business Administration.

               (vii) a copy of the Agreement of Limited Partnership of the Borrower, as amended to date, certified by the Secretary of State of Florida.

               (viii) a copy of the Articles of Incorporation of infinity Investment Group, Inc., as amended to date, certified by the Secretary of State of Florida.

               (ix) a copy of the By-laws of Infinity Investment Group, Inc., certified to be a true and correct copy thereof by the Secretary of said corporation.

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



               (x) evidence of Infinity Investment Group, Inc.'s status as the sole general partner of the Borrower, together with corporate resolutions of Infinity Investment Group, Inc. authorizing the execution and delivery of this Agreement, the Restated Mortgage, the Release and the other documents contemplated hereby.

               (xi) a copy of the respective Articles of Incorporation of Ohio Key I, Inc. and Ohio Key II, Inc., as amended to date, certified by the Secretary of State of Florida.

               (xii) a copy of the respective By-laws of Ohio Key I, Inc. and Ohio Key II, Inc., certified to be true and correct copies thereof by the respective Secretaries of said corporations.

               (xiii) corporate resolutions of Ohio Key I, Inc. and Ohio Key II, Inc. authorizing the execution and delivery of this Agreement, the Restated Note, the Restated Mortgage, the Release and the other documents contemplated hereby.

     9. Representations and Warranties of the Borrower and the Obligor. As a material inducement to the Lender to enter into this Agreement, the Borrower and the Obligor represent and warrant to the Lender as follows:

          (a) The execution and delivery of this Agreement and the consummation of the transactions described in this Agreement and the other Loan Documents have been duly authorized by all necessary action and this Agreement and the other Loan Documents constitute the legal, valid and binding obligations of the Borrower and the Obligor, respectively, enforceable against the Borrower and the Obligor in accordance with their respective terms;

          (b) The execution and delivery of the Loan Documents does not constitute a breach of any agreement to which the Borrower or the Obligor are or may be bound, and does not violate any law, order or regulation to which the Borrower or the Obligor is subject;

          (c) The Borrower has not transferred to another party any right or claim that it may have against the Lender;

          (d) The information and documents furnished to the Lender in connection with this Agreement are true and complete in all material respects;

          (e) The Obligor is financially solvent in that the value of its total assets exceeds its total liabilities, as determined in accordance with generally accepted accounting principles;

          (f) Neither the Borrower nor the Obligor will be rendered insolvent by the transactions described in this Agreement; and

          (g) The Borrower and the Obligor are entering into this Agreement voluntarily and without threat of duress, undue influence or fraud by the Lender or any other party, and have been represented by legal counsel with respect to this Agreement.

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



     10. Affirmative Covenants of the Borrower and the Obligor. The Borrower and the Obligor hereby covenant and agree that from the date hereof and until payment in full of the principal and interest on the Restated Note, and if applicable, the Extended Note, they shall comply with the following covenants and agreements:

          (a) To use their best efforts to promptly remedy all existing violations of environmental laws and regulations relating to the mortgaged property, including, without limitation, the placement of monitoring wells on the mortgaged property, the removal and/or replacement of gas tanks on the mortgaged property and the repair of the sewage treatment facility on the mortgaged property. The Debtor and the Obligor will operate the mortgaged property in compliance with all applicable environmental laws, rules and regulations affecting any of their ongoing operations.

          (b) The Obligor shall submit quarterly budgets of the type described in Section 8(f) above on an ongoing basis throughout the term of the Restated Note and, if applicable, the Extended Note. Such budgets shall be mutually acceptable to Lender and the Obligor.

          (c) The Obligor shall provide internally prepared financial statements to Lender on a quarterly basis showing the revenues and expenditures for the mortgaged property during such quarter. The financial statements shall include an income statement, a balance sheet, a capital expenditures report and a cash report, all in form and substance acceptable to Lender. The financial statements must be prepared in accordance with generally accepted accounting principles consistently applied and will be due 30 days after the end of the quarter covered by the financial statements.

          (d) The financial statements shall report on all expenditures required under the budget and indicate if there is a greater than $5,000 shortfall in required capital expenditures. In the event there is a greater than $5,000 shortfall on any line item in the budget, the Obligor shall fund the deficiency and provide evidence thereof.

          (e) The Obligor may not pay any dividends or other distributions of any kind until all capital improvements required to be made under the budget are fully completed and the indebtedness due to Lender is paid in full.

          (f) Any management fee paid for operation of the mortgaged property shall not exceed $10,500.00 per month.

     11. Relief from Automatic Stay. The Borrower and the Obligor hereby acknowledge and agree that Lender has obtained complete relief from the automatic stay to complete the Lawsuit. The Borrower and the Obligor further acknowledge and agree that Lender is giving up valuable rights by agreeing to restructure the Existing Notes pursuant to this Agreement and the other Loan Documents and that the Lender has only done so with the express understanding that it will be entitled to complete relief from the automatic stay in the event of a subsequent bankruptcy filing by the Borrower and the Obligor. Accordingly, the Borrower and the Obligor hereby agree as follows:

          (a) In the event either Borrower or Obligor shall (i) file bankruptcy with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) be the subject of any order for relief issued

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     under such Title 11 of the U.S. Code, as amended, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against the Borrower for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Federal or State act or law relating to bankruptcy, insolvency or relief for debtors, Lender shall thereupon be entitled to the immediate entry of an order from the appropriate bankruptcy court granting to the Lender complete relief from the automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in the Loan Documents, including, without limitation, the foreclosure of the liens and security interests granted therein and disposition of the collateral described therein, and as otherwise provided by law.

          (b) The Borrower and the Obligor each specifically agree: (i) that upon filing a motion for relief from the automatic stay, the Lender shall be entitled to relief from the stay without the necessity of any evidentiary hearing and without the necessity or requirement of the Lender to establish or prove the value of the collateral, the lack of adequate protection of its interest in the collateral, or the lack of equity in the collateral; (ii) that the lifting of the automatic stay hereunder by the appropriate bankruptcy court shall be deemed to be "for cause" pursuant to ss. 362(d)(1) of Title 11 of the U.S. Code, as amended; and (iii) that neither the Borrower nor the Obligor will directly or indirectly oppose or otherwise defend against the Lender's efforts to gain relief from the automatic stay. This provision is not intended to preclude the Borrower or the Obligor from filing for relief or protection under any chapter of the Bankruptcy Code.

          (c) Costs and Expenses. The Borrower and the Obligor shall reimburse Lender for all expenses and fees paid or incurred in connection with the documentation, negotiation and closing of the transactions contemplated by this Agreement, including, without limitation, UCC and lien search costs, documentary stamp taxes, intangible taxes and similar state and local taxes and fees, filing and recording fees and the fees and expenses of Lender's counsel, whether such fees and expenses are incurred prior to or after the date of execution hereof.

     12. Miscellaneous.

     (a) This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party to be charged.

     (b) Any future waiver, alteration, amendment or modification of any of the provisions of the Loan Documents shall not be valid or enforceable unless in writing and signed by all parties, it being expressly agreed that the Loan Documents cannot be modified orally, by course of dealing or by implied agreement. Moreover, any delay by Lender in enforcing its rights after an event of default shall not be a release or waiver of the event of default and shall not be relied upon by the Borrower or the Obligor as a

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release or waiver of the default.

     (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors, legal representatives, and assigns.

     (d) The headings of paragraphs in this Agreement are for convenience of reference only and shall not in any way affect the interpretation or construction of this Agreement.

     (e) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA AND FEDERAL LAW, AS APPLICABLE.

     (f) The warranties and representations of the parties in this Agreement shall survive the termination of this Agreement.

     (g) The terms and conditions set forth in this Agreement are the product of joint draftsmanship by all parties, each being represented by counsel, and any ambiguities in this Agreement or any documentation prepared pursuant to or in connection with this Agreement shall not be construed against any of the parties because of draftsmanship.

     (h) For purposes of this Agreement and the other Loan Documents, the addresses for notice for the Borrower, the Obligor and Lender are as follows:

      BORROWER AND OBLIGOR:           LENDER:
      Sunshine Key Associates         Limited WAMCO XXII, LTD.
      Partnership                     RIVA Financial Services
      Route 1, Box 790                577 Southlake Blvd., Southport Office Park
      Big Pine Key, Florida 33043     Richmond, Virginia 23236
      Attention: C. John Knorr        Attention: Robert J. Ketron

Notice shall be in writing, and shall be deemed to have been given (i) 72 hours after being sent by certified or registered mail, return receipt requested, postage prepaid and addressed as set forth above; or (ii) when personally delivered to a party or any other officer, partner, agent or employee of such party at the address set forth above. Rejection or other refusal to accept or inability to deliver because of a changed address of which no notice has been received shall also constitute service of notice. Borrower, Obligor and Lender may change such address by sending written notice to the other in accordance with the foregoing; however, no written notice of change of address shall be effective until the date of receipt thereof. The parties hereto agree that any notice sent to Borrower or Obligor shall be deemed notice to all general partners in the event that the Borrower or Obligor is a general partnership.

[Signatures appear on the following page]

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



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above indicated.

SUNSHINE KEY ASSOCIATES LIMITED          WAMCO XXII, LTD., a Texas limited
PARTNERSHIP, a Florida limited           partnership
partnership

By: INFINITY INVESTMENT GROUP,           By: WAMCO XXII of Texas, Inc., its
    INC.                                     general partner

    By: /s/ C. John Knorr                By: /s/ Robert S. Hetron
        ------------------------------       -----------------------------------
    Print Name: C. John Knorr            Print Name: Robert S. Hetron
    Title: President                     Title: Vice President & Asst. Secretary


OHIO KEY I, INC. a Florida corporation
    By: /s/ C. John Knorr
        ------------------------------
    Print Name: C. John Knorr
    Title: President


OHIO KEY II, INC., a Florida corporation

    By: /s/ C. John Knorr
        ------------------------------
    Print Name: C. John Knorr
    Title: President

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